UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 27, 2008
Royal Gold, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13357	84-0835164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1660 Wynkoop Street, Suite 1100, Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
      On August 27, 2008, Royal Gold’s wholly-owned subsidiary, Royal Gold Chile Limitada, a limited liability company organized under the laws of Chile (“RGCL”), entered into an Amended and Restated Term Loan Agreement (“Agreement”) with HSBC Bank USA, National Association (“Lender”) to amend RGCL’s existing term loan facility with the Lender. The Agreement increases the term loan facility maximum principal amount from $15,750,000 to up to $21,750,000, with such additional amounts available to be drawn at any time on or prior to October 1, 2008. Amounts borrowed under the Term Loan Facility bear interest at LIBOR plus 0.25%, and will mature on March 1, 2012. Pursuant to requirements of the Agreement, Royal Gold guaranties the obligations of RGCL under the term loan facility and must maintain a restricted interest-bearing securities account (the “Collateral Account”) at HSBC Securities (USA) Inc. with a balance that at all times equals or exceeds the aggregate outstanding principal amount of the term loan as collateral for the term loan.  The monies in the Collateral Account will be invested in securities at the discretion of HSBC Securities (USA), Inc.  The foregoing summary is qualified by reference to the Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Amended and Restated Term Loan Agreement dated as of August 27, 2008 between Royal Gold Chile Limitada and HSBC Bank USA, National Association

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL GOLD, INC.
Date: August 29, 2008	By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President and Corporate Secretary

Exhibit Index
Exhibit No.

10.1	Amended and Restated Term Loan Agreement dated as of August 27, 2008 between Royal Gold Chile Limitada and HSBC Bank USA, National Association